Exhibit 99.1

Open Letter from the CEO

As you may have seen on our website, our auditor, UHY LLP, issued a “going concern” opinion in conjunction with their audit of our December 31, 2008 financial statements.

Some comfort can be taken from the fact that a record number of public companies were given going concern opinions by their audit firms, at least 550 so far this year. The global recession and lack of available credit due to the banking crisis pose obstacles to profitability for many companies.

In spite of the current economy, we have a real reason for optimism, and we feel that the strength of our product, our people, and our planning will result in an even stronger foundation for growth in the coming quarters. In the last two years, we have generated Net Cash Provided by Operating Activities of $19 million, which has been invested in purchases of property and equipment. In 2008 we expensed over $17 million in non-recurring expenditures. We were able to do this from our internal operating cash flow without incurring any long term debt. We believe a good portion of these expenses will support our future growth.

Few of the world’s leaders, including the U.S. government, the world’s largest financial institutions, and Wall Street, saw this financial crisis coming. Companies with worldwide name recognition have been on the verge of bankruptcy, saved only by massive government bailouts.

But let me be clear. We are not standing in line waiting for someone to bail us out. We have made tough decisions and reduced our expenses. We have planned for the tough quarters ahead, and we believe we’re ready for the challenges that lie ahead.

We are working to improve retention of our Affiliates, which should increase our cash flow.  We recently introduced a savings portal available through our Affiliates that allows their customers to receive cash back at more than 600 regional and nationally known stores. We are helping them become more productive through some of the best available training in our industry.

We are working to increase sales through events like Red Carpet Days, where last Tuesday 1,550 people came to our corporate office to see first-hand what YTB is all about. And the Founders are beginning a nationwide tour to take our message of hope and opportunity to our top 20 markets. The opportunity YTB presents to people to grow a business, take control of their lives and determine their futures continues to be compelling. And it should be.

We are working to help our sales force qualify for generous bonuses and additional benefits. YTB Marketing just introduced a new Sales Director program that potentially reduces by 80% the number of sales required to qualify for monthly revenue sharing and company-paid group health insurance. This is a terrific benefit and people are really excited about it, which should enable us to recruit even more talented, hard-working Reps who embrace business challenges eagerly.

Anyone can criticize. It takes real courage to start and build a business, to ride the waves of good times and bad, and to stick to it when it is not fun, when it’s just sheer hard work. That’s what we’re doing. We’re sticking with it, riding out the storm, and we believe we’re going to come out stronger on the other side.  Our existing Reps are riding it out with us. Together, we can build an even stronger, more solid foundation for growth in the coming months. Together, we can prosper.

And if we work together to meet our goals, when we come out of this together, we will look at the competitors who fell by the wayside, lend a hand to help them get back on their feet, and know that the men and women of YTB are recognized industry leaders. You are the leaders who wouldn’t say “can’t,” wouldn’t give up, and wouldn’t listen to the naysayers. You are industry leaders because of your actions. Now, let’s get to it, we’ve got a company to build!

Scott Tomer

Statements about the Company's future expectations, including future revenues and earnings, and all other statements in this Open Letter from the CEO other than historical facts are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and as that term is defined in the Private Litigation Reform Act of 1995. Such forward-looking statements involve risks and uncertainties and are subject to change at any time, and the Company's actual results could differ materially from expected results. The Company undertakes no obligation to update forward-looking statements to reflect subsequently occurring events or circumstances.